Exhibit 10.2

SECURITY AGREEMENT

DATED              2013

BETWEEN:

FRASERSIDE HOLDINGS LIMITED

PRIVATE MEDIA GROUP INC.

PEACH ENTERTAINMENT DISTRIBUTION AB

AND

THIS SECURITY AGREEMENT (this “Agreement”) is made the      day of              2013

BETWEEN:

(1)	(a) Fraserside Holdings Limited, a company registered in Cyprus with registration number HE 109390 and with registered address at 23 Themistokli Dervis Street, STADIL House, 5th floor, 1066 Nicosia, Cyprus;

(b) Private Media Group Inc. a company registered in Neveda, U.S.A, with European headquarters at Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain; and

(c) Peach Entertainment Distribution AB, a company registered in Sweden with address at Starrsbackgatan 3, 17274 Sundbyberg, Sweden;

hereinafter jointly referred to as the “Security Provider”.

AND

(2)	, a company as agent and security trustee for the Lenders as defined in the Loan Agreement defined below (hereinafter referred to as the “Security Trustee”).

WHEREAS the Security Provider has entered into three Loan Agreements with the same collateral with three different parties for a total amount of €            000 (                 thousand euro) giving the same 1st in rank collateral, but this amount could be extended or increased up to a total amount of €            000 (one million one hundred thousand euro) if the Security Provider enters into another Loan Agreement and extends one of the Loan Agreements:-

(A)	The Security Provider has agreed to enter into this Agreement upon the terms and subject to the conditions hereof.

(B)	The Security Trustee holds the benefit of this Agreement on trust for the Lenders.

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    INTERPRETATION

1.1.	Definitions

In this Agreement, unless the context requires otherwise:

Encumbrance means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Event of Default means any Event of Default as defined in the Loan Agreement and/or any breach by the Security Provider of any one or more of the provisions of this Agreement.

Secured Liabilities means all present and future liabilities and obligations at any time of any member of the Obligors under the Finance Documents.

Security Assets means all assets of the Security Provider which are the subject of any security created by this Agreement.

Security Period means the period beginning on the date of this Agreement and ending on the day of the irrevocable and unconditional payment, performance and discharge in full of all Secured Liabilities as determined by Security Trustee.

1.2.	Construction

(a)	Words and expressions defined in the Loan Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meaning when used in this Agreement.

(b)	All references in this Agreement to Clauses and Schedules are to clauses of and schedules to this Agreement.

(c)	Clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation hereof.

(d)	All words denoting the singular number only shall include the plural and vice versa.

(e)	Words denoting natural persons shall include corporations and vice versa.

(f)	In this Agreement unless the context otherwise requires the neuter gender includes the masculine and feminine and vice versa.

(g)	References to any law shall be deemed to include references thereto as the same may be varied or replaced from time to time or, as appropriate, as extended, re-enacted or amended.

(h)	References in this Agreement to any agreement (including, without limitation to the generality of the foregoing, this Agreement, and the Loan Agreement) or other document or instrument shall be deemed to include references thereto as the same may be varied, amended, novated or replaced from time to time (including, for the avoidance of doubt, by way of increasing the principal amount owed thereunder) and to all agreements, documents and instruments stated to be supplemental thereto.

(i)	The term the or this Security means any security created by this Agreement.

(j)	Any covenant of the Security Provider under this Agreement remains in force during the Security Period.

(k)	If the Security Trustee considers that an amount paid to it under a Finance Document is capable of being avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Agreement.

(l)	Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

2.    CREATION OF SECURITY

2.1.	Agreement to Pay

The Security Provider hereby irrevocably, absolutely and unconditionally undertakes, covenants and agrees that it will upon demand pay or discharge (as applicable) the Secured Liabilities on the due date thereof in the manner provided for in the Loan Documents or in any other relevant agreement when the same shall become due for payment or discharge, whether by acceleration or otherwise.

2.2.	Copyright and licenses

The Security Provider hereby charges and assigns by way of first fixed charge all of its rights and beneficial interest, including any copyright, trademark and any license and distribution rights, whether arising from any content license distribution agreement, any individual movie license agreement or otherwise, in the movies and trademarks listed in Schedule 1.

2.3.	General

(a)	All the security created under this Agreement:

(i)	is created in favour of the Security Trustee as security trustee for the Lenders;

(ii)	is in addition to, and not in any way prejudiced by, any other security now or subsequently held by the Security Trustee or any other Lender;

(iii)	is created over present and future assets of the Security Provider; and

(iv)	is security for the payment and performance of all the Secured Liabilities;

(b)	If any discharge (whether in respect of this Security, the obligations of the Security Provider, the Borrower or any other person or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on bankruptcy, insolvency, liquidation, moratorium or otherwise without limitation, the Security created, and the obligations of the Security Provider, under this Agreement will continue as if the discharge or arrangement had not occurred.

3.    FURTHER ASSURANCES

        Perfection and Further assurances

(a)	General Assurances

The Security Provider must, at its own expense, promptly, and in any event within any applicable time limit, take whatever action the Security Trustee may require for:

(i)	protecting any security intended to be created by this Agreement; or

(ii)	facilitating the enforcement of this Security, or the exercise of any right, power or discretion exercisable, by the Security Trustee or any of its delegates or sub-delegates in respect of any Security Assets; or

(iii)	facilitating the assignment or transfer of the Security Trustee’s rights and/or obligations under this Agreement.

This includes any registration at any public registry in Cyprus which the Security Trustee may think expedient.

(b)	Registration of Security pursuant to the provisions of the Cyprus Companies Law

The Security Provider shall, at its own cost and expense, within ten Business Days after the date of this Agreement:

(i)	provide evidence satisfactory to the Security Trustee, that this Agreement has been filed with the registrar of companies in Cyprus for registration in accordance with the requirements of section 90 of the Companies Law, Cap.113; and

(ii)	enter the particulars of this Agreement and the security created under this Agreement in its register of mortgages and charges in accordance with the requirements of section 99 of the Companies Law, Cap. 113, and deliver to the Security Trustee a certified true copy thereof.

The Security Provider shall within thirty Business Days after the date of filing for registration of this Agreement with the registrar of companies in Cyprus as provided in Clause 3.2(b)(i) provide the Security Trustee with an original certificate of registration of charge, as shall be issued by the registrar of companies in Cyprus.

Notwithstanding the foregoing provisions of this Clause 3.2(b), the Security Trustee shall be entitled to perfect and/or register the security hereby created by itself, at the cost of the Security Provider.

4.    PRESERVATION OF SECURITY

4.1.	Waiver of defences

Neither this Security nor the obligations of the Security Provider under this Agreement will be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice this Security or any of its obligations under this Agreement (whether or not known to it or the Security Trustee). This includes in each case to the extent permitted under applicable law:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of a Finance Document or any other document or security; or

(g)	any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

4.2.	Immediate recourse

The Security Provider waives any right it may have of first requiring the Security Trustee (or any trustee or agent on its behalf) or any other person to proceed against or enforce any other right or security or claim payment from any person before enforcing any Security created by this Agreement.

4.3.	Non-competition

Unless:

(a)	the Security Period has expired; or

(b)	the Security Trustee otherwise directs,

the Security Provider will not, after any Security created by this Agreement has been enforced:

(i) exercise any right of subrogation, recourse, contribution or indemnity to which it may be entitled, in respect of any payment made to or moneys received by the Security Trustee or any other person as proceeds of the enforcement of any Security created by this Agreement; or

(ii) receive, claim or have the benefit of any payment, distribution or security from or on account of any other person, or exercise any right of set-off as against any other person.

The Security Provider must hold in a segregated account and immediately pay or transfer to the Security Trustee or in accordance with any directions given by the Security Trustee under this Clause 4.3 any payment or distribution or benefit of security received by it contrary to this Clause 4.3.

5.    SECURITY REPRESENTATIONS

5.1.	Representations

The representations set out in this Clause are made by the Security Provider to the Security Trustee.

5.2.	Nature of security

This Agreement creates the charge and assignment it purports to create and is not liable to be amended or otherwise set aside on the Security Provider’s liquidation, winding-up, administration, dissolution or otherwise.

5.3.	Title

It has full and exclusive title to the Security Assets, free of any Encumbrance (except for those created under this Agreement) and any other right in favour of any other person.

5.4.	Ranking

The security created under this Agreement has first priority in relation to all claims of any person to a Security Asset.

5.5.	Conflict with laws

No breach of any law or regulation is outstanding which affects or might affect the value of any Security Asset.

5.6.	Times for making representations

The representations set out in this Agreement (including in this Clause) are made on the date of this Agreement.

Unless a representation is expressed to be given on a specific date, each representation under this Agreement is deemed to be repeated on each day of the Security Period, by reference to the facts and circumstances at each such time, as if made at each such time.

6.    RESTRICTIONS ON DEALINGS

6.1.	Restrictions on dealings

The Security Provider may not, except as expressly permitted pursuant to the terms of the Finance Documents:

(a)	create or permit to subsist any Encumbrance on the Security Assets;

(b)	sell, transfer or otherwise dispose of the Security Assets, except in the ordinary course of business;

(c)	waive, amend or terminate, in whole or in part, any accessory or ancillary right or other right in respect of the Security Assets; or

(d)	take any action which would result in a reduction in the value, or might jeopardise the existence or enforceability, of the Security Assets or the Security.

6.2.	Information

The Security Provider must supply the Security Trustee promptly with any information it reasonably requests in respect of the Security Assets.

7.    WHEN SECURITY BECOMES ENFORCEABLE

This Security will become immediately enforceable if an Event of Default occurs and the Security Provider hereby authorises the Security Trustee to be its attorney/representative, on its behalf and in its name or otherwise. For the avoidance of doubt: this means that this document can be seen as an irrevocable power of attorney for the Security Trustee to execute the collateral if and when a default situation arises as described in the Loan Agreement.

8.    ENFORCEMENT OF SECURITY

8.1.	General

After this Security has become enforceable, the Security Trustee may, in its absolute discretion, and at any time and from time to time exercise any right under:

(i)	applicable law; and/or

(ii)	this Agreement,

to enforce all or any part of the Security in respect of the Security Assets as it sees fit.

In particular, without any further consent or authority on the part of the Security Provider and irrespective of any direction given by it, the Security Trustee may to the extent permitted by applicable law:

(i)	take immediate possession of and collect the whole or any part of the Security Assets and for this purpose to take any steps in the name of the Security Provider or otherwise as it shall consider necessary or expedient;

(ii)	give notice to any person in connection with enforcing this Security;

(iii)	seize, collect or claim all amounts payable in respect of, the Security Assets; or

(iv)	enforce the Security by way of proceedings or otherwise.

8.2.	Scope of Obligations

The Security Trustee:

(a)	may not be held liable for any action taken, or not taken, in connection with collecting any receivable or enforcing any Security Assets or this Security (except in the case of gross negligence, fraud or willful misconduct on the part of the Security Trustee);

(b)	may not be held liable for, and need not make, any payment under any Security Assets (except in the case of gross negligence, fraud or willful misconduct on the part of the Security Trustee);

(c)	need not make any enquiries as to the nature or sufficiency of any payment received in respect of the Security Assets;

(d)	need not perform any obligation of the Security Provider; and

(e)	need not present or file any claim or take any other action to collect or enforce the payment of any amount to which it may be entitled under this Agreement.

8.3.	Receipts after an Event of Default

If, while an Event of Default has occurred, the Security Provider receives any proceeds relating to the Security Assets, it must immediately transfer an amount equal to those proceeds to the Security Trustee. This is without prejudice to any right the Security Trustee may have against the person who made that payment.

8.4.	Contingencies

Without prejudice to any other right the Security Trustee may have, if the proceeds of enforcement of this Security are received at a time when no amount is due under any Finance Document but at a time when amounts may or will become due, the Security Trustee may pay the proceeds of any recoveries effected by it into a designated suspense account.

9.    APPLICATION OF PROCEEDS

Any moneys received by the Security Trustee after this Security has become enforceable shall be applied in discharge of the Secured Liabilities by the Security Trustee.

10.    EXPENSES AND INDEMNITY

The Security Provider must:

(a)	immediately on demand pay all costs and expenses (including legal fees) incurred by the Security Trustee, any attorney, manager, delegate, sub-delegate, agent or other person appointed by the Security Trustee under this Agreement in connection with:

(i)	this Agreement; or

(ii)	the enforcement or preservation of this Security; and

(b)	keep each of them indemnified against any failure or delay by the Security Provider in paying those costs or expenses; this includes any arising from any actual or alleged breach by any person of any law or regulation.

11.    DELEGATION

11.1.	Power of attorney

The Security Trustee may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under or in connection with this Agreement.

11.2.	Terms

Any such delegation may be made upon any terms (including power to sub-delegate) which the Security Trustee may think fit.

11.3.	Liability

The Security Trustee will not be in any way liable or responsible to the Security Provider for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.

12.    EVIDENCE AND CALCULATIONS

In the absence of manifest error, the records of the Security Trustee are conclusive evidence of the existence and the amount of the Secured Liabilities.

13.    CHANGES TO THE PARTIES

13.1.	Security Provider

The Security Provider may not assign or transfer any of its rights or obligations under this Agreement.

13.2.	The Security Trustee

The Security Trustee may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Agreement.

14.    MISCELLANEOUS

14.1.	Amendments

Unless otherwise agreed in writing, any term of this Agreement may be amended by an agreement in writing between the Security Trustee and the Security Provider.

14.2.	Waivers and remedies cumulative

The rights of the Security Trustee under this Agreement:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under the general law; and

(c)	may be waived only in writing and specifically.

Delay in exercising or non-exercise of any right is not a waiver of that right.

14.3.	Severability

Any provision of this Agreement prohibited by or unlawful or unenforceable under any applicable law shall (to the extent required by such law) be ineffective without modifying the remaining provisions of this Agreement but where the provisions of any such applicable law may be waived, they are hereby waived to the full extent permitted by such law to the end that this Agreement shall be valid, binding and enforceable in accordance with its terms.

14.4.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

15.    RELEASE

At the end of the Security Period, the Security Trustee must, at the request and cost of the Security Provider, promptly take whatever action is necessary to release the Security Assets from this Security.

16.    NOTICES

Any notice, application or other communication to be given or made under this Agreement to the Security Trustee or to the Security Provider shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party’s address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Security Provider:

Name: Charles Prast

Address: C/o Milcap Media Group S.L.U.

Marina 16-18

Floor 18

Suite D

08005 Barcelona

Spain

With a copy to:

Nicosia, Cyprus

Attention: Director

Fax: +

For the Security Trustee:

Name:

Address:

Fax:

Tel:

17.    GOVERNING LAW

This Agreement is governed by Cyprus law.

18.    ENFORCEMENT

The courts of Cyprus shall have exclusive jurisdiction to settle any dispute in connection with this Agreement.

This Clause is for the benefit of the Security Trustee only. To the extent allowed by law, the Security Trustee may take:

(i)	proceedings in any other court; and

(ii)	concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

IN WITNESS whereof this Agreement has been duly executed the day and year first above written.

SIGNED for and on behalf of FRASERSIDE HOLDINGS LTD by Charles Prast Director	) ) ……………………………………… ) )

SIGNED for and on behalf of Private Media Group Inc. by Charles Prast Director	) ) ……………………………………… ) )

SIGNED for and on behalf of Peach Entertainment Distribution AB by Eric Johnson Authorised Signatory	) ) ……………………………………… ) )

SIGNED for and on behalf of by Authorised Signatory	) ) ………………………………………... ) )

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